Exhibit 10.3

CONCEPTUS, INC.

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement (the “Agreement”) is made and entered into as of 7-27, 2005 by and among Conceptus, Inc., a Delaware corporation (the “Company”) and Dr. Florence Comité, an individual (“Dr. Comité”). The Company and Dr. Comité are sometimes referred to herein each as a “Party” and collectively as the “Parties.” Except as expressly set forth herein, there are no third party beneficiaries to this Agreement.

RECITALS

WHEREAS, the Company and Dr. Comité entered into a Master Consulting Agreement, dated September 10, 1997, as amended through the date hereof (the “Consulting Agreement”);

WHEREAS, the Company has previously notified Dr. Comité that it was terminating the Consulting Agreement effective as of December 31, 2003 (the “Termination Date”);

WHEREAS, Dr. Comité has made various assertions and allegations relating to the Company’s performance under the Consulting Agreement, including without limitation that the Company did not provide proper written notice to Dr. Comité of the Company’s intention to terminate the Consulting Agreement as of the Termination Date within the proper time period specified in the Consulting Agreement; and

WHEREAS, the Parties wish to resolve all the issues and claims raised by Dr. Comité or the Company, and all those that could have been raised by Dr. Comité or the Company arising out of or relating to the Consulting Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, and in consideration of the mutual covenants and payment set forth herein, the parties hereto agree as follows:

1.             Payments. Within seven (7) days after the execution of this Agreement by Dr. Comité, the Company shall pay to Dr. Comité the sum of $22,500.00.

2.             Releases and Terminations.

(a)           (i)            Dr. Comité, on behalf of herself, and all of her successors, heirs, assigns, benefit plans, plan trustees and plan administrators, past and present, and their attorneys, and all persons acting by, through, under or in concert with them or any of them and affiliated and/or associated companies, corporations, partnerships and organizations and all of their present and former employees, officers, directors, shareholders, partners, owners, agents, attorneys, assigns, representatives, contractors, contract employees, and each of them (the “Comité Parties”), do hereby finally, fully, and forever release and discharge the Company and its subsidiaries, affiliates, predecessors, successors, agents, representatives, officers, directors, employees, shareholders, insurers, heirs, assigns, benefit plans, plan trustees and plan administrators, past and present, and their attorneys, and all persons acting by, through, under or in concert with them or any of them (the “Company Parties”) from any and all causes of action, claims, suits, debts, liens, contracts, liabilities, agreements, costs, or demands for expenses or losses of any type, known or unknown (“Claims”), arising out of or relating to the Consulting Agreement, including without limitation any and all Claims made or raised or which could have been asserted by the Comité Parties.

(ii)           The Company, on behalf of itself and each of the Company Parties, does hereby finally, fully, and forever release and discharge the Comité Parties from any and all Claims arising out of or relating to the Consulting Agreement, including without limitation any and all Claims made or raised or which could have been asserted by the Company Parties.

(b)           The Parties expressly waive the provisions of Section 1542 of the California Civil Code which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.”

(c)           Each Party hereby represents and warrants to and agrees with the other Party that such Party is the sole and lawful owner of all right, title, and interest in and to every Claim and every matter that such Party purports to release, and that such Party has not heretofore assigned or transferred, or purported or attempted to assign or transfer to any person, or entity, any Claims or other matters herein released.

(d)           (i)            Dr. Comité shall indemnify, defend and hold harmless each of the Company Parties from and against, and reimburse each of the Company Parties for any and all future Claims against such Company Parties arising out of or relating to such assignment or transfer by Dr. Comité of any Claims or other matters released herein.

(ii)           The Company shall indemnify, defend and hold harmless each of the Comité Parties from and against, and reimburse each of the Comité Parties for any and all future Claims against such Comité Parties arising out of or relating to such assignment or transfer by the Company of any Claims or other matters released herein.

(e)           Except as otherwise provided herein, each Party represents, warrants and agrees that such Party shall not bring, commence, institute, maintain or prosecute or allow any person, entity or organization to bring, commence, institute, maintain or prosecute in her or its name, any action at law or in equity, or any legal proceeding whatsoever, in any jurisdiction, based in whole or in part, or arising out of or relating to the Consulting Agreement, including without limitation any and all Claims made or raised or that could have been asserted by any Comité Party or any Company Party. Notwithstanding Section 3(d) below, this Agreement may be pled as a full and complete defense to, and may be used as a basis for injunctive relief against, any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of this Agreement.

(f)            The Company and Dr. Comité agree that the Consulting Agreement has been terminated effective as of the Termination Date and, notwithstanding anything in the Consulting Agreement to the contrary regarding the survivability of certain terms after the termination of the Consulting Agreement, the Parties have no further rights or obligations under the Consulting Agreement whatsoever.

3.             Miscellaneous.

(a)           Each Party hereto agrees that the terms of this Agreement are confidential and shall not be disclosed by any Party without the prior written permission of the other Parties; provided, however, that a Party may disclose term(s) of this Agreement to such Party’s financial or legal advisors or if such disclosure is required by court order by such Party’s normal and customary regulatory reporting requirements, or by other compulsory provision of law.

(b)           This Agreement is made solely for the purpose of purchasing peace, and eliminating possible involvement in litigation arising from the Consulting Agreement. This Agreement shall in no way operate or be construed as an explicit or implicit admission of liability or responsibility by any Party.

(c)           This Agreement is considered by the Parties to be fully integrated. Each Party represents, warrants and acknowledges that the consideration recited herein is the sole and only consideration for it, that they have voluntarily entered into this Agreement, and that no representations, promises or inducements have been made other than that which appear in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all Parties. No waiver of any of the provisions, whether or not similar, shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the waiving Party.

(d)           This Agreement is deemed to have been entered into in the State of California, United States of America, and it shall be governed by the laws of the State of California without reference to or application of conflict of law rules. In any legal action relating to or arising out of this Agreement, each party agrees (i) to the exercise of jurisdiction over it by an appropriate Superior Court of the State of California located in the county of San Mateo or a United States District Court for the Northern District California and (ii) that if such party brings an action it shall be instituted in one of the courts specified in clause (i) above. The prevailing party in any legal action brought by one Party against another and arising out of this Agreement shall be entitled, in addition to any other rights and remedies that such prevailing party may have, to reimbursement for expenses incurred by such prevailing party, including without limitation, court costs and reasonable attorneys’ fees. Notwithstanding the foregoing, each Party shall pay its own expenses incurred in connection with this matter to date including the expenses of negotiation of this Agreement.

(e)           This Agreement is the result of negotiations between the Parties and has been reviewed by each Party and its legal counsel; accordingly, this Agreement shall be deemed to be the product of the Parties hereto, and no ambiguity shall be construed in favor of or against any Party.

(f)            Each Party represents, warrants and acknowledges and that it has been fully advised with respect to its rights and obligations under this Agreement and understands those rights and obligations. Each Party also represents, warrants and acknowledges that prior to the execution of this Agreement, it has had an adequate opportunity to make whatever investigation or inquiries were deemed necessary or desirable with respect to the subject matter of this Agreement.

(g)           Each Party represents and warrants that it has the full right, power and authority to enter into and execute this Agreement, and that this Agreement has been read by it and understood by it.

(h)           The provisions of this Agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

(i)            This Agreement may be executed in telecopied counterparts, and each counterpart will be considered an original.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

CONCEPTUS, INC.

By:	/s/ Mark M Siezkarek
Name: MARK M SIEZKAREK
Title: PRESIDENT & CEO

DR. COMITÉ

/s/ Florence Comité
Florence Comité

SIGNATURE PAGE TO SETTLEMENT AND MUTUAL RELEASE AGREEMENT